Exhibit 99.1
Lifetime Brands, Inc. Reports Fourth Quarter and Full Year 2019 Financial Results
Declares Regular Quarterly Dividend
GARDEN CITY, NY, March 11, 2020 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter and full year ended December 31, 2019.
Robert Kay, Lifetime’s Chief Executive Officer, commented,

“We are pleased that we continued to deliver growth in our core U.S. business, which led the Company to generate significant cash flow for the fourth quarter and full year 2019; however, despite those positive achievements, our performance this quarter fell short of our expectations driven by the operational issues in our European business in the third and fourth quarters,” said Rob Kay, Chief Executive Officer of Lifetime Brands. “Our core U.S. business outperformed in the fourth quarter, as a result of strong performance in both brick and mortar retail and e-commerce, which continues to represent a meaningful growth driver for Lifetime. In addition, we continue to make progress on our product initiatives, including the ongoing ramp-up of our Mikasa® Hospitality line, and we remain committed to increasing the brand equity and trend of our best-in-class products and brands. Despite this momentum, operational challenges from our reorganized U.K. operations had an impact on shipments, which offset the Company’s overall results.”

Mr. Kay continued, “As we look ahead toward fiscal 2020, we are confident that we have the right plan in place to stabilize our international business, which we expect will enable us to continue advancing our strategy and ensuring that our business remains on track to capture the market opportunity and drive value for our shareholders. Specifically, as of January 2020, we believe we have addressed the operational issues in our European operations and are back to normal on-time deliveries. As we look forward to 2020, we are pleased with our first quarter results for which we have not seen any noticeable impact from the coronavirus outbreak.”
Fourth Quarter Financial Highlights:
Consolidated net sales for the three months ended December 31, 2019, were $226.9 million, representing a decrease of $1.4 million or 0.6% as compared to $228.3 million for the corresponding period in 2018. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales decreased $1.3 million or 0.5% in the fourth quarter of 2019 as compared to consolidated net sales in the corresponding period in 2018.
Gross margin was $83.9 million, or 37.0%, in 2019 as compared to $84.8 million, or 37.2%, for the corresponding period in 2018.
In the fourth quarter of 2019, the Company incurred a $33.2 million non-cash goodwill impairment charge related to the U.S. reporting unit. The goodwill impairment charge resulted from, among other factors, a sustained decline in the Company's market capitalization observed in the fourth quarter of 2019.
Loss from operations was $(15.5) million, as compared to income from operations of $22.9 million in the prior year's quarter. Income from operations, excluding the impact of certain non-cash charges, was $17.7 million in 2019, as compared to $21.1 million in the prior year's quarter. A table which reconciles this non-GAAP financial measure to (loss) income from operations, as reported, is included below.
Net loss was $(14.5) million, or $(0.70) per diluted share, in the quarter ended December 31, 2019, as compared to net income of $10.0 million, or $0.49 per diluted share, for the corresponding period in 2018.
Adjusted net income was $20.4 million, or $0.99 per diluted share, in the quarter ended December 31, 2019, as compared to adjusted net income of $11.2 million, or $0.55 per diluted share, for the corresponding period in 2018. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.

Full Year Financial Highlights:
Consolidated net sales for the year ended December 31, 2019, were $734.9 million, an increase of $30.4 million, or 4.3%, as compared to consolidated net sales of $704.5 million for the corresponding period in 2018. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $34.0 million, or 4.9%, as compared to consolidated net sales in the corresponding period in 2018.

Gross margin was $255.2 million, or 34.7%, compared to $255.8 million, or 36.3%, for the corresponding period in 2018. Excluding the SKU rationalization of $8.5 million, which was recorded in the second quarter of 2019, and the $1.5 million non-recurring inventory step-up adjustment related to the acquisition of Filament, which was recorded in 2018, gross margin would have been 35.9% and 36.5% in the 2019 and 2018 periods, respectively.
Loss from operations was $(23.4) million, as compared to income from operations of $18.6 million in the prior year. Income from operations, excluding the impact of certain non-cash charges, was $28.1 million, as compared to $20.5 million for the corresponding period in 2018.
Net loss was $(44.4) million, or $(2.16) per diluted share, in the year ended December 31, 2019, as compared to net loss of $(1.7) million, or $(0.09) per diluted share, in the corresponding period in 2018.
Adjusted net income was $9.2 million, or $0.45 per diluted share, as compared to $5.5 million, or $0.28 per diluted share, in the corresponding period in 2018.
Consolidated adjusted EBITDA was $64.1 million in the year ended December 31, 2019. After giving effect to the non-recurring charge limitation permitted under our debt agreements, consolidated adjusted EBITDA was $55.1 million. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Dividend
On Tuesday, March 10, 2020, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 15, 2020 to shareholders of record on May 1, 2020.
Conference Call

The Company has scheduled a conference call for Wednesday, March 11, 2020 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 8462839.

A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/2212549/2E4F194E6225D21316BDD837D8DE1974

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, income from operations excluding certain non-cash charges, adjusted net income, adjusted diluted income per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.

Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our efforts to stabilize our international business, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; warehouse consolidation efforts performed by the business; the ongoing reorganization of our U.K. operations; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union (the "Brexit"); shortages of and price volatility for certain commodities; global health epidemics, such as the coronavirus outbreak, and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.
Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way®, Taylor® Kitchen, Rabbit® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Sophie Throsby
212-355-4449

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$226,938	$228,274	$734,902	$704,542
Cost of sales	143,028	143,467	479,711	448,785
Gross margin	83,910	84,807	255,191	255,757
Distribution expenses	22,605	20,340	72,543	69,716
Selling, general and administrative expenses	43,239	40,603	161,618	162,933
Impairment of goodwill	33,242	—	42,990	2,205
Restructuring expenses	316	971	1,435	2,324
(Loss) income from operations	(15,492)	22,893	(23,395)	18,579
Interest expense	(5,590)	(5,591)	(20,378)	(18,004)
Loss on early retirement of debt	—	—	—	(66)
(Loss) income before income taxes and equity in earnings	(21,082)	17,302	(43,773)	509
Income tax benefit (provision)	5,704	(7,558)	(1,109)	(2,889)
Equity in earnings, net of taxes	862	243	467	660
NET (LOSS) INCOME	$(14,516)	$9,987	$(44,415)	$(1,720)
Weighted-average shares outstanding—basic	20,660	20,376	20,597	19,452
BASIC (LOSS) INCOME PER COMMON SHARE	(0.70)	$0.49	(2.16)	$(0.09)
Weighted-average shares outstanding—diluted	20,660	20,454	20,597	19,452
DILUTED (LOSS) INCOME PER COMMON SHARE	(0.70)	$0.49	(2.16)	$(0.09)

LIFETIME BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands - except share data)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,370	$7,647
Accounts receivable, less allowances of $11,591 at December 31, 2019 and $7,855 at December 31, 2018	128,639	125,292
Inventory	173,427	173,601
Prepaid expenses and other current assets	14,140	10,822
Income taxes receivable	1,577	1,442
TOTAL CURRENT ASSETS	329,153	318,804
PROPERTY AND EQUIPMENT, net	28,168	25,762
OPERATING LEASE RIGHT-OF-USE ASSETS	106,871	—
INVESTMENTS	21,289	22,582
INTANGIBLE ASSETS, net	280,471	338,847
OTHER ASSETS	4,071	1,844
DEFERRED INCOME TAXES	—	733
TOTAL ASSETS	$770,023	$708,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$8,413	$1,253
Accounts payable	36,173	38,167
Accrued expenses	52,060	45,456
Current portion of operating lease liabilities	10,661	—
TOTAL CURRENT LIABILITIES	107,307	84,876
OTHER LONG-TERM LIABILITIES	12,214	23,339
DEFERRED INCOME TAXES	13,685	15,141
OPERATING LEASE LIABILITIES	112,180	—
INCOME TAXES PAYABLE, LONG-TERM	1,217	949
REVOLVING CREDIT FACILITY	32,822	42,080
TERM LOAN	254,281	262,694
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
CCommon stock, $0.01 par value, shares authorized: 50,000,000 at December 31, 2019 and 2018; shares issued and outstanding: 21,255,660 at December 31, 2019 and 20,764,143 at December 31, 2018	213	208
Paid-in capital	263,386	258,637
Retained earnings	7,173	55,264
Accumulated other comprehensive loss	(34,455)	(34,616)
TOTAL STOCKHOLDERS’ EQUITY	236,317	279,493
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$770,023	$708,572

LIFETIME BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2019	2018	2017
OPERATING ACTIVITIES
Net (loss) income	$(44,415)	$(1,720)	$2,154
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	25,115	23,329	14,189
Impairment of goodwill	42,990	2,205	—
Amortization of financing costs	1,748	1,543	519
Deferred rent	—	57	(642)
Non-cash lease expense	1,047	—	—
Deferred income taxes	(1,073)	2,086	1,030
Stock compensation expense	5,041	4,135	3,390
Undistributed equity earnings	(343)	(545)	(379)
Loss on early retirement of debt	—	66	110
SKU Rationalization	8,500	—	—
Contingent consideration fair value adjustment	—	(1,774)	—
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(2,259)	8,020	1,481
Inventory	(7,455)	(13,819)	10,818
Prepaid expenses, other current assets and other assets	(4,257)	540	(951)
Accounts payable, accrued expenses and other liabilities	5,108	(3,153)	(9,778)
Income taxes receivable	(135)	(1,442)	—
Income taxes payable	260	(353)	(4,935)
NET CASH PROVIDED BY OPERATING ACTIVITIES	29,872	19,175	17,006
INVESTING ACTIVITIES
Purchases of property and equipment	(9,169)	(7,902)	(6,311)
Filament acquisition, net of cash acquired	—	(216,527)	—
Fitz acquisition, net of cash acquired	—	—	(9,072)
Net proceeds from sale of property	—	249	15
NET CASH USED IN INVESTING ACTIVITIES	(9,169)	(224,180)	(15,368)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	345,494	268,912	237,658
Repayments of revolving credit facility	(355,730)	(320,767)	(229,696)
Proceeds from Term Loan	—	275,000	—
Repayments of Term Loan	(2,750)	(2,063)	—
Repayments of Credit Agreement term loan	—	—	(9,500)
Proceeds from short term loan	—	216	187
Payments from short term loan	—	(278)	(239)
Payment of financing costs	—	(11,171)	(31)
Payment of equity issuance costs	—	(936)	—
Cash dividends paid	(3,571)	(3,273)	(2,475)
Payment of capital lease obligations	(92)	(77)	(94)
Proceeds from the exercise of stock options	132	286	2,537
Payments of tax withholding for stock based compensation	(399)	(561)	(644)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(16,916)	205,288	(2,297)
Effect of foreign exchange on cash	(64)	(236)	376
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,723	47	(283)
Cash and cash equivalents at beginning of year	7,647	7,600	7,883
CASH AND CASH EQUIVALENTS AT END OF YEAR	$11,370	$7,647	$7,600

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Consolidated adjusted EBITDA for the year ended December 31, 2019:

	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
			(in thousands)
Net loss as reported	$(4,867)	$(11,513)	(13,519)	$(14,516)	$(44,415)
Subtract out:
Undistributed equity losses (earnings), net	116	69	210	(738)	(343)
Add back:
Income tax (benefit) provision	(2,458)	(5,795)	15,066	(5,704)	1,109
Interest expense	4,922	4,694	5,172	5,590	20,378
Depreciation and amortization	6,359	6,290	6,122	6,344	25,115
Impairment of goodwill	—	—	9,748	33,242	42,990
Stock compensation expense	907	1,193	1,505	1,436	5,041
SKU Rationalization (1)	—	8,500	—	—	8,500
Acquisition and divestment related expenses	151	—	—	55	206
Restructuring expenses (1)	608	173	338	316	1,435
Integration charges (1)	174	695	235	159	1,263
Warehouse relocation (1)	215	—	881	1,689	2,785
Consolidated adjusted EBITDA, before limitation	$6,127	$4,306	$25,758	$27,873	$64,064
Permitted non-recurring charge limitation (1)					(8,929)
Consolidated adjusted EBITDA					55,135
(1)Permitted non-recurring charges include restructuring expenses, integration charges, warehouse relocation costs, SKU Rationalization. These are permitted exclusions from the Company’s consolidated adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Consolidated adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest, depreciation and amortization, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands - except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share (in thousands - except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income as reported	$(14,516)	$9,987	$(44,415)	$(1,720)
Adjustments:
Acquisition and divestment related expenses	55	523	206	1,766
Restructuring expenses	316	971	1,435	2,324
Integration charges	159	433	1,263	681
Warehouse relocation	1,689	118	2,785	2,725
Loss on early retirement of debt	—	—	—	66
Other permitted non-cash charges	—	—	—	1,510
Unrealized gain on derivative instruments	(402)	(33)	(402)	(1,942)
Impairment of goodwill	33,242	—	42,990	2,205
Contingent consideration fair value adjustment	—	(1,774)	—	(1,774)
Deferred tax for foreign currency translation for Grupo Vasconia	—	275	—	—
SKU Rationalization	—	—	8,500	—
Transition tax on non-U.S. subsidiaries' earnings	—	675	—	675
Income tax effect on adjustments	(156)	69	(3,183)	(1,009)
Adjusted net income	$20,387	$11,243	$9,179	$5,507
Adjusted diluted income per share	$0.99	$0.55	$0.45	$0.28
Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2019 excludes acquisition and divestment related expenses restructuring expenses, integration charges, warehouse relocation expenses, unrealized gains on derivative instruments, goodwill impairment and SKU rationalization expenses. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

Adjusted net income and adjusted diluted income per common share in the three months ended and year ended December 31, 2018 excludes acquisition and divestment related expenses, restructuring expenses, integration charges, warehouse relocation expenses, loss on early retirement of debt, other permitted non-cash charges, unrealized gain on foreign currency contracts, impairment of goodwill and the deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation gains through other comprehensive (loss) income. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$198,842	$198,158	$684	$198,842	$198,153	$689	5	0.3%	0.3%	0.0%
International	28,096	30,116	(2,020)	28,096	30,035	(1,939)	81	(6.5)%	(6.7)%	(0.2)%
Total net sales	$226,938	$228,274	$(1,336)	$226,938	$228,188	$(1,250)	$86	(0.5)%	(0.6)%	(0.1)%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2019	2018	Increase (Decrease)	2019	2018	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$644,171	$609,114	$35,057	$644,171	$609,092	$35,079	22	5.8%	5.8%	0.0%
International	90,731	95,428	(4,697)	90,731	91,805	(1,074)	3,622	(1.2)%	(4.9)%	(3.7)%
Total net sales	$734,902	$704,542	$30,360	$734,902	$700,897	$34,005	$3,644	4.9%	4.3%	(0.6)%
(1)“Constant Currency” is determined by applying the 2019 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Income from operations excluding certain non-cash charges (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(Loss) income from operations	$(15,492)	$22,893	$(23,395)	$18,579
Excluded non-cash charges:
Impairment of goodwill	33,242	—	42,990	2,205
SKU Rationalization	—	—	8,500	—
Inventory step-up adjustment	—	—	—	1,510
Contingent consideration fair value adjustment	$—	$(1,774)	$—	$(1,774)
Total excluded non-cash charges	$33,242	$(1,774)	$51,490	$1,941
Income from operations excluding certain non-cash charges	$17,750	$21,119	$28,095	$20,520